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REVOLUTION MEDICINES, INC.

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Revolution Medicines Highlights Slate of Diverse Board of Directors Nominees for Upcoming 2021 Annual Shareholder Meeting

Flavia Borellini, Ph.D., Distinguished Precision Oncology Drug Development Leader, Joins Existing Board Members Elizabeth McKee Anderson and Neil Exter as Class I Director Nominees

REDWOOD CITY, CA – May 3, 2021 – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage precision oncology company focused on developing targeted therapies to inhibit frontier targets in RAS-addicted cancers, today highlights the nomination of a slate of three individuals for election/reelection to its board of directors. Flavia Borellini, Ph.D. has been nominated by the company’s board of directors for election as a first-time Class I director, joining current Class I directors Elizabeth McKee Anderson and Neil Exter, who were nominated for reelection. These nominees will be voted on at the June 22, 2021 Revolution Medicines annual meeting of stockholders.

Dr. Borellini has more than 25 years of executive management experience in the pharmaceutical and biotechnology industry, with a particular focus on global development of targeted oncology drugs, from preclinical to commercial stage. She is the former chief executive officer for Acerta Pharma, where she oversaw the successful development and approval of Calquence® (acalabrutinib), a selective Bruton’s tyrosine kinase (BTK) inhibitor, for the treatment of mantle cell lymphoma. During her career, Dr. Borellini has also held key senior level positions within AstraZeneca, most recently global franchise head, hematology, with responsibility for the hematology portfolio in the company’s oncology business unit. While at AstraZeneca, she led the global development, approval, and commercialization of Tagrisso® (osimertinib), a first-in-class epidermal growth factor receptor (EGFR) tyrosine kinase inhibitor for the treatment of non-small cell lung cancer (NSCLC) caused by the T790M mutation.

Prior to her tenure with AstraZeneca, Dr. Borellini spent nearly seven years at Genentech, a member of the Roche Group. During this time, she led the global development, approval and launch of Zelboraf® (vemurafenib), a first-in-class BRAF inhibitor for the treatment of melanoma caused by the V600E BRAF mutation. Dr. Borellini also served as the program leader for Herceptin® (trastuzumab), a targeted treatment for HER2 receptor positive cancers, including breast cancer, and Tarceva® (erlotinib), an EGFR tyrosine kinase inhibitor for the treatment of NSCLC and pancreatic cancer.

Ms. Anderson, a member of the Revolution Medicines board of directors since 2015, previously held several leadership positions at Janssen Pharmaceuticals, Inc., a Johnson & Johnson company, which included responsibility for global therapeutic area strategy and portfolio assets for immunology and oncology. She played key roles in the launch or lifecycle management of several brands including Stelara®, Simponi®, Velcade®, and Remicade®. Ms. Anderson also served as the worldwide vice president and commercial leader in the infectious diseases and vaccines global commercial strategy organization at Janssen Pharmaceuticals.

Mr. Exter, a member of Revolution Medicines board from 2014 to 2016 and since 2019, has served as a partner of Third Rock Ventures for nearly 15 years. In this role he plays an integral role in the formation, development and business strategy for Third Rock’s portfolio companies and has served in key leadership roles in several portfolio companies. Prior to joining Third Rock, Mr. Exter was chief business officer of Alantos Pharmaceuticals prior to its acquisition by Amgen, and earlier served as vice president for Millennium Pharmaceuticals, where he directed in-licensing and M&A.

In related news, Peter Svennilson will no longer serve as a director after completion of his term at the company’s annual meeting of stockholders.

“As a pioneer in the field of precision oncology with extensive experience in the biotechnology and biopharmaceutical industries and service as a director for other companies, Dr. Borellini would be an excellent addition to our board of directors,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “We are excited about the nomination of all three of these outstanding individuals who bring a mix of skills, experiences and backgrounds to our board. We look forward to working with each of them to help guide our mission to develop targeted oncology therapies on behalf of patients battling RAS-addicted cancers. We would also like to thank Peter for his contributions during his tenure on the board.”

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage precision oncology company focused on developing novel targeted therapies to inhibit high-value frontier targets in RAS-addicted cancers. The company possesses sophisticated structure-based drug discovery capabilities built upon deep chemical biology and cancer pharmacology know-how and innovative, proprietary technologies that enable the creation of small molecules tailored to unconventional binding sites.

The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. RAS(ON) Inhibitors in development include RMC-6291 and RMC-6236, and a pipeline of research compounds targeting additional RAS variants. RAS Companion Inhibitors in development include RMC-4630, RMC-5552, and RMC-5845.

Important Additional Information and Where to Find It

Revolution Medicines, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with Revolution Medicines’ 2021 annual meeting of stockholders (the “2021 Annual Meeting”). Revolution Medicines filed with the SEC and made available to its stockholders a proxy statement in connection with such solicitation on April 28, 2021. REVOLUTION MEDICINES STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Revolution Medicines’ directors and executive officers are set forth in Revolution Medicines’ proxy statement for the 2021 Annual Meeting, which documents are available at Revolution Medicines’ investor relations website at https://ir.revmed.com/investor-relations. Information regarding the special interests of such participants, if any, in the matters to be voted on at the 2021 Annual Meeting are included in the 2021 proxy statement referred to above. You can obtain free copies of these referenced documents as described below.

The proxy statement for the 2021 Annual Meeting (and any amendments or supplements thereto) and any other relevant documents and other material filed by Revolution Medicines with the SEC, are available for no charge at the SEC’s website at www.sec.gov and at Revolution Medicines’ investor relations website at https://ir.revmed.com/investor-relations. Copies may also be obtained free of charge by contacting Revolution Medicines by mail at 700 Saginaw Drive, Redwood City, California 94063, Attn: Secretary, or by telephone at (650) 481-6801.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “mission,” “advance,” “continue,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to Revolution Medicines’ mission to develop targeted oncology therapies on behalf of patients battling RAS-addicted cancers, the director nominees and the outcome of the Revolution Medicines’ 2021 Annual Meeting; and other statements that are not historical fact. Because such statements deal with future events and are based on Revolution Medicines’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of Revolution Medicines could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success, including risks related to failure or delays in successfully enrolling or completing clinical studies, the risk that the results obtained to date in Revolution Medicines’ clinical trials may not be indicative of results obtained in subsequent pivotal or other late-stage trials and the risk that ongoing or future clinical studies may not show that Revolution Medicines’ product candidates are tolerable and effective; the ongoing COVID-19 pandemic, which has adversely affected, and could materially and adversely affect in the future, Revolution Medicines’ business and operations, including Revolution Medicines’ clinical trials; the time-consuming and uncertain regulatory approval process; Revolution Medicines’ reliance on third-party manufacturers for aldafermin and its other product candidates; the holding of and the results of voting at the 2021 Annual Meeting; the sufficiency of Revolution Medicines’ cash resources and need for additional capital; and other risks and uncertainties affecting Revolution Medicines’ and its development programs, including those discussed in the section titled “Risk Factors” in Revolution Medicines’ annual report on Form 10-K for the year ended December 31, 2020 filed with the United States Securities and Exchange Commission (“SEC”) on March 2, 2021 and future filings and reports that Revolution Medicines makes from time to time with the SEC. Except as required by law, Revolution Medicines assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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